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                                                                   EXHIBIT 10.27

                             UNIT PURCHASE AGREEMENT

      This Unit Purchase Agreement (this "AGREEMENT") is made and entered into as of October 12, 2000 (the "EFFECTIVE DATE") by and between Exult, Inc., a Delaware corporation (the "COMPANY"), and Bank of America Corporation, a Delaware corporation (the "PURCHASER").

      This Agreement contemplates a transaction in which the Purchaser will purchase from the Company certain securities as set forth herein.

      In consideration of the premises and the mutual promises set forth herein, and for other good and valuable consideration, and on the basis of, and in reliance upon, the representations, warranties and covenants contained herein, the Company and the Purchaser hereby agree as follows:

1.    SALE AND PURCHASE OF THE SECURITIES.

      1.1 SALE AND PURCHASE. Subject to the express terms and conditions set forth in this Agreement, the Company hereby sells and issues to the Purchaser, and the Purchaser hereby purchases from the Company, Five Million (5,000,000) Units (the "UNITS"), each consisting of one share of the Company's common stock, par value $.0001 per share (a "SHARE"), and one warrant to purchase one Share (a "WARRANT"), for aggregate consideration (collectively, the "PURCHASE PRICE") consisting of the execution and delivery by Purchaser of the Memorandum of Understanding of even date herewith (the "MOU") regarding a transaction pursuant to which the Company would provide human resources business processing outsourcing services to the Purchaser, and payment to the Company pursuant to the promissory note in the form attached hereto as Schedule 1 being executed and delivered by the Purchaser to the Company concurrently herewith (the "NOTE"). The exercise price of each Warrant shall be $11.00 per share.

      1.2 DELIVERIES. In exchange for the Note, the Company is issuing the Units in the Purchaser's name on the Company's books and records, and valid stock and warrant certificates representing the Units (the "CERTIFICATES") shall be held by the Company or its agent pending release upon (i) the Purchaser's delivery and payment in full of the Purchase Price due under the Note and (ii) successful completion of the Purchaser's regulatory due diligence process with respect to the treatment of the Securities (as defined below) as a permitted investment under applicable laws, rules and regulations (collectively, the "RELEASE REQUIREMENTS"). Upon Purchaser's satisfaction of the Release Requirements, the Company agrees to deliver the original Certificates to Purchaser at the address set forth on the signature page hereof.

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company and its officers, directors and agents as follows:

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      2.1 SECURITIES MATTERS.

          (a) The Purchaser understands that (i) neither the Units (including the Shares and the Warrants that comprise the Units and the Shares issuable upon exercise of the Warrants, referred to herein as the "SECURITIES"), nor the offer and sale thereof are registered or qualified under the Securities Act of 1933, as amended (the "SECURITIES ACT") or the state securities or "Blue Sky" laws of any state of other jurisdiction, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the Securities Act, and (ii) the Company's reliance on such exemptions is predicated on the Purchaser's representations set forth herein.

          (b) The Purchaser acknowledges that an investment in the Company involves an extremely high degree of risk, lack of liquidity and substantial restrictions on transferability and that the Purchaser may lose the Purchaser's entire investment in the Securities.

          (c) The Purchaser acknowledges that the Company has made available to the Purchaser or the Purchaser's representatives or advisors the opportunity to obtain information to evaluate the merits and risks of the purchase of the Securities, and the Purchaser has received all information requested from the Company. The Purchaser also acknowledges that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, financial condition, results of operations and prospects of the Company and to obtain such additional information as the Purchaser has deemed appropriate for purposes of investing in the Securities pursuant to this Agreement.

          (d) The Securities to be acquired by the Purchaser hereunder will be acquired for the Purchaser's own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Securities in violation of applicable securities laws.

          (e) The Purchaser understands that no federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of the investment in such securities.

          (f) The Purchaser is an institutional investor with significant experience and expertise in evaluating and investing in companies similar to the Company, has the requisite knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the relative merits and risks of the proposed investment in the Company, and is able to bear the economic risk of an investment in the Securities pursuant to this Agreement and can afford to sustain a total loss on such investment.

          (g) The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

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      2.2 ENFORCEABILITY OF TRANSACTION DOCUMENTS. This Agreement, the Warrant
and the Note (collectively, the "Transaction Documents") have been (or upon execution and delivery by the Purchaser will have been) duly executed and delivered by the Purchaser, have been effectively authorized by all necessary action of the Purchaser, corporate or otherwise, and (assuming due authorization, execution and delivery by the other parties thereto) constitute (or upon execution by the Purchaser will constitute) legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      2.3 NO CONFLICT. The execution and delivery of this Agreement and the Transaction Documents do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a conflict under (i) any provision of the Certificate of Incorporation and Bylaws of the Purchaser, as currently in effect, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Purchaser or any of its respective properties or assets are subject or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser, any of its subsidiaries or their respective properties or assets, except in each case where such conflict will not have a material adverse effect on the business, properties, financial condition or results of operation of the Purchaser and its subsidiaries, taken as a whole (a "PURCHASER MATERIAL ADVERSE EFFECT").

      2.4 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, or any third party is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, the Bank Holding Company Actand the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Purchaser Material Adverse Effect.

      2.5 BROKERS. No broker, finder, investment banker, or other person is entitled to any broker's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

      2.6 TAX MATTERS. The Purchaser has received tax advice from the Purchaser's own advisors and has not received, and is not relying upon, any tax representations or advice from the Company or any representative of the Company. The Purchaser will be solely liable for all tax effects to the Purchaser of the transactions contemplated by this Agreement.

      2.7 ACCURACY OF INFORMATION. No representation or warranty made by the Purchaser contained in this Agreement or in any other Transaction Document contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be

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stated herein or therein or necessary to make the statements and facts contained herein or therein not materially false or misleading.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser that:

      3.1 ORGANIZATION AND CORPORATE AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Warrant have been duly executed and delivered by the Company, have been effectively authorized by all necessary action of the Company, corporate or otherwise, and (assuming due authorization, execution and delivery by the other parties thereto) constitute legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      3.2 NO CONFLICT. The execution and delivery of this Agreement and the Transaction Documents do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a conflict under (i) any provision of the Certificate of Incorporation and Bylaws of the Company, as currently in effect,
(ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its respective properties or assets are subject or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any of its subsidiaries or their respective properties or assets, except in each case where such conflict will not have a material adverse effect on the business, properties, financial condition or results of operation of the Company and its subsidiaries, taken as a whole (a "COMPANY MATERIAL ADVERSE EFFECT").

      3.3 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, or any third party is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and the HSR Act, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Company Material Adverse Effect, and (iii) the filing of an application with The Nasdaq Stock Market to include the Shares and the Warrant Shares (as defined below) for trading on The Nasdaq National Market.

      3.4 VALID ISSUANCE OF COMMON STOCK. The Securities when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein will be duly and validly issued, fully paid, and nonassessable. In addition, the Shares issued upon exercise of the Warrants (the "Warrant Shares"), when issued against payment of the exercise price therefor, will be duly and validly issued, fully paid, and nonassessable. Based in

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part upon the representations of Purchaser in this Agreement, the Securities and
Warrant Shares when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein will be issued in compliance with all applicable federal and state securities laws, as currently in effect.

      3.5 BROKERS. No broker, finder, investment banker, or other person is entitled to any broker's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      3.6 TAX MATTERS. The Company will be solely liable for all tax effects to the Company of the transactions contemplated by this Agreement.

      3.7 ACCURACY OF INFORMATION. No representation or warranty made by the Company contained in this Agreement or in any other Transaction Document delivered by the Company contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not materially false or misleading.

      3.8 SEC FILINGS. The Company has made all filings (the "SEC Filings") with the Securities and Exchange Commission ("SEC") required under the Securities Exchange Act of 1934 (the "Exchange Act"). As of their respective dates, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings, and the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements set forth in the SEC Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC promulgated under the Exchange Act and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited interim financial statements, to exceptions permitted by Form 10-Q under the Exchange Act).

4. CERTAIN UNDERSTANDINGS OF THE PARTIES.

      4.1 SECURITIES RESTRICTIONS.

          (a) The Purchaser shall not offer, sell or transfer the Units (or interests therein), including the Shares and the Warrants that comprise the Units, for one year from the date of this Agreement. In addition, the Purchaser shall not offer, sell or transfer any Warrant Shares for one year from the date such Warrant Shares are issued upon exercise of the Warrants. Notwithstanding the restrictions imposed by this Section 4.1(a), the Purchaser or any affiliate of the Purchaser may transfer the Securities, including the Warrant Shares, to an affiliate of the Purchaser that delivers to the Company in writing an agreement to be bound by the terms and conditions of this Agreement. For purposes of this Agreement an "affiliate" means any person or entity controlling, controlled by, or under common control with the Purchaser.

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          (b) After the periods described in Section 4.1(a), during which the
Securities are not transferable, the Purchaser shall not offer, sell or transfer any of the Securities without appropriate registration and qualification under the Securities Act and the state securities laws of any applicable state of jurisdiction, or an exemption from the registration requirements of the Securities Act and such securities laws is available and the Purchaser has provided to the Company (at the Purchaser's expense) an opinion of counsel to the Purchaser in form and substance reasonably satisfactory to the Company that such an exemption is available. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances. The Certificates evidencing the Shares, the Warrants and the Shares issuable upon exercise of the Warrants will bear the restrictive legend set forth in Section 4.1(c).

          (c) The Certificates will bear a legend to the effect set forth below, and appropriate stop transfer instructions against the Securities will be placed with any transfer agent of the Company to ensure compliance with the restrictions set forth herein.

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED.

In addition, the Certificates will bear any legend imposed or required by applicable state securities laws.

      4.2 EXERCISABILITY OF THE WARRANTS. The Warrants shall not become exercisable unless and until the Note is paid in full pursuant to its terms.

      4.3 VOTING AND DIVIDEND RIGHTS. From and after the date hereof, the Purchaser shall have the right to vote all shares of common stock and to receive all dividends, cash, options, warrants, rights, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of the Securities (the "Distributions"); provided, however, that any such Distributions payable or otherwise distributed in respect of the Securities prior to Purchaser's satisfaction of the Release Requirements shall be held by the Company or its agent pending Purchaser's satisfaction of such Release Requirements, following which the Company shall deliver any such Distributions together with the original Certificates to Purchaser at the address set forth on the signature page hereof.

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5. CONCURRENT DELIVERIES.

      5.1 DELIVERIES BY THE COMPANY. Concurrent herewith, the Company shall execute and deliver to the Purchaser the Warrant attached hereto as Schedule 2 and shall deliver to the Purchaser a photocopy of the Certificates representing the Shares and the Warrants comprising the Units issued in the Purchaser's name and shall hold such Certificates in pledge for the benefit of the Purchaser until the Note is paid pursuant to its terms and the original Certificates are delivered to Purchaser in accordance with Section 1.2 above.

      5.2 DELIVERIES BY THE PURCHASER. Concurrent herewith, the Purchaser shall execute the Warrant and execute and deliver to the Company the Note attached hereto as Schedule 1.

6. MISCELLANEOUS.

      6.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees at the addresses and telephone numbers set forth on the signature page hereof or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this
Section 6.1.

      6.2 ASSIGNABILITY AND PARTIES IN INTEREST. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights, remedies, obligations, or liabilities of any nature or kind whatsoever under or by reason of this Agreement, except as expressly provided in this Agreement or the other Transaction Documents.

      6.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      6.4 COMPLETE AGREEMENT. This Agreement, schedules hereto, and the other Transaction Documents contain the entire agreement between the parties hereto with respect to the subject matter contemplated herein and therein and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings with respect thereto. The parties acknowledge that their agreements hereunder were not procured through representations or agreements not set forth herein or therein.

      6.5 AMENDMENTS. This Agreement and the other Transaction Documents may be amended only by written instrument duly executed and delivered by the parties hereto or thereto, as the case may be.

      6.6 CONSTRUCTION. The headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation hereof or thereof. References herein or therein to Sections, Schedules

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and Exhibits refer to the referenced Sections, Schedules or Exhibits hereof or thereof as the case may be, unless otherwise specified. This Agreement and the other Transaction Documents shall be deemed the joint work product of the parties hereto or thereto without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

      6.7 EXPENSES OF TRANSACTIONS. All fees, costs and expenses incurred by the Company or the Purchaser in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be borne by the party incurring the same.

      6.8 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts-of-law principles.

      6.9 ATTORNEYS' FEES AND COSTS. In the event of any judicial or legal proceeding arising as a result of any dispute related to the subject matter hereof, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable attorneys' fees and costs of the prevailing party incurred in connection therewith.

      6.10 WAIVER OF JURY TRIAL. Each of the Purchaser and the Company irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the other Transaction Documents.

      6.11 DAMAGES. In no event will any party to this Agreement or the other Transaction Documents be liable to any other party for special, indirect, punitive or incidental damages, lost profits, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages resulting from the breach by it of any of its obligations under this Agreement or the other Transaction Documents.

      [Signature Page Follows]

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      IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

EXULT, INC.                              BANK OF AMERICA CORPORATION

By:                                      By:
    --------------------------------         -------------------------------

Name:                                    Name:
      ------------------------------           -----------------------------
Title:                                   Title:
       -----------------------------            ----------------------------

Address:                                 Address:

4 Park Plaza, Suite 1000                 Bank of America Strategic Alliances &
Irvine, California  92614                Investments
                                         C/o Bank of America Corporation
                                         200 South College Street, NC1-014-10-02
Telephone No.: (949) 250-8002            Charlotte, North Carolina 28255-0001
Facsimile No.:  (949) 553-1541
                                         Telephone No.:  (704) 387-4159
                                         Facsimile No.:  (704) 386-2358
                                         Attn:  Hoa T. Nguyen

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